      As filed with the Securities and Exchange Commission on July 25, 1997

                           Registration No. 333-28409

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       to

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 HYBRIDON, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                     04-3072298
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                    Identification Number)

                 -----------------------------------------------
                               620 MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 528-7000
                (Address Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                 -----------------------------------------------
                            E. ANDREWS GRINSTEAD, III
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 HYBRIDON, INC.
                               620 MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 528-7000
                 (Name, Address Including Zip Code and Telephone
               Number, Including Area Code, of Agent for Service)
                                    Copy to:
                             DAVID E. REDLICK, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                            TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000

                 -----------------------------------------------


     Date of commencement of sale to the public: Not applicable.

     If the only securities being registered on this Form S-3 are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form S-3 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form S-3 is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form S-3 is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Form S-3 prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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



     Pursuant to a Registration Statement on Form S-3 (File No. 333-28409) filed with the Securities and Exchange Commission on June 3, 1997 (the "Registration Statement"), Hybridon, Inc., a Delaware corporation (the "Registrant"), registered under the Securities Act of 1933, as amended (the "Act"), a total of 5,000,000 shares of common stock, $.001 par value per share, of the Company (the "Registered Shares").

     On July 24, 1997, the Registrant terminated the offering of the Registered Shares pursuant to the Registration Statement. As of such date, the Registrant had not sold any of the Registered Shares pursuant to the Registration Statement.

     Accordingly, this Post Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of removing from registration all of the Registered Shares.

     Pursuant to Rule 478 promulgated under the Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 24th day of July, 1997.

                                          HYBRIDON, INC.



                                          By: /s/ E. Andrews Grinstead, III
                                             -----------------------------------
                                              E. Andrews Grinstead, III
                                              Chairman, President and
                                              Chief Executive Officer